UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

On or about September 10, 2025, we and our ground lease tenant entered into a contract to sell the entire collective interest in The Vue, a multi-family project located in Beachwood, Ohio, and in connection therewith, the buyer deposited $2.5 million into escrow. We have not generated any rental income from this property for the past several years. We expect that this transaction will be completed in the fourth quarter of 2025, and (i) estimate that net proceeds to us will range from approximately $18.5 million to $19 million (including the estimated proceeds to us from the settlement (the “Settlement”) of the lawsuit entitled Eastgate LLC, et al. v. OLP Beachwood OH LLC (described in our 2024 Annual Report)), and after giving effect, among other things, to the repayment of mortgage debt on the property, a payment to the ground-lease tenant and estimated closing costs, and (ii) anticipate that we will recognize a gain on the sale (excluding the effect of the Settlement) of approximately $100,000. We can provide no assurance that this transaction (including the Settlement) will be completed or that if completed, that we will receive the net proceeds, or generate the gain, indicated.

On September 8, 2025, we sold a non-industrial property located in Newark, Delaware for approximately $6.8 million. We estimate that the net proceeds to us will be approximately $5.4 million (after giving effect to the payoff of the related $966,000 mortgage) and that for the third quarter of 2025 we will recognize a gain of approximately $3.2 million.

After giving effect to these transactions, approximately 80% of the base rent payable to us in the twelve months ending September 30, 2026, will be derived from industrial tenants.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K( the “Current Report”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties associated with: our ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to the satisfaction of the closing conditions to consummate the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the proposed transaction; significant transaction costs and/or unknown or inestimable amounts, including closing costs and estimates of gains and/or net proceeds from property sales (i.e., cash collected by OLP at closing after giving effect, among other things, as applicable, to the payoff of mortgages on the properties sold and OLP non-controlling interest’s share of the proceeds); effects relating to the announcement of the proposed transaction or any further announcements on the ability to consummate the transaction; and the other risks and uncertainties affecting us, including those described from time to time under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), and the reports filed or to be filed subsequent to the filing of the Annual Report. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this Current Report are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our websites or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 11, 2025	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

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